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                                                                   Exhibit 23(B)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Bank of Fruitland and Subsidiary
Fruitland, Maryland

We consent to the use in this registration statement on Form S-4 of our report dated January 12, 2000 on the financial statements of The Bank of Fruitland and Subsidiary appearing in the registration statement and to the reference made to us under the caption "Experts" in the prospectus.



Rowles & Company, LLP

Salisbury, Maryland
September 21, 2000